Exhibit 99.1

Contact:
Darrel Slack
Chief Financial Officer
Centillium Communications, Inc.
(510) 771-3917
darrel@centillium.com

CENTILLIUM COMMUNICATIONS ANNOUNCES
FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS

FREMONT, Calif., January 29, 2004 - Centillium Communications, Inc. (Nasdaq: CTLM), innovator of broadband communications technology, today reported its fourth quarter and fiscal year 2003 financial results.

Revenues for the quarter ended December 31, 2003 were $25.7 million, an increase of 4.2% from revenues of $24.7 million for the fourth quarter of 2002, and a 31.4% decrease from the $37.5 million of revenues for the third quarter of 2003. Revenues for the twelve months ended December 31, 2003 were $125.0 million, an increase of 19% from revenues of $105.0 million for the twelve months ended December 31, 2002.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2003 was $10.3 million, or $0.27 per share, compared with a net loss of $10.4 million, or $0.30 per share, for the fourth quarter of 2002 and net income of $382,000, or $0.01 per share, for the third quarter of 2003. The net loss for the 2003 fiscal year was $13.4 million, or $0.37 per share, compared to a net loss of $33.3 million, or $0.96 per share, for fiscal year 2002. The fourth quarter and fiscal 2003 net loss includes an expense of approximately $3.0 million, or $0.08 per share, for net additional inventory reserves.

"Fourth quarter revenues to non-Japan customers improved to over $10 million from approximately $6 million in the previous quarter. However, the improvement in non-Japan revenue was not enough to offset a significant decline in revenues to customers in Japan due in part to lower than expected DSL subscriber net adds in Japan and some lingering channel inventory," said Faraj Aalaei, CEO and Co-founder of Centillium.

A conference call discussing the fourth quarter and fiscal year 2003 financial results will follow this release at 2:45 p.m. Pacific time (5:45 p.m. Eastern time). An audio webcast of the call will be available simultaneously on Centillium's website under investor relations at www.centillium.com. A replay will also be available on the above website approximately two hours after the conclusion of the conference call for approximately 2 weeks.

About Centillium Communications

Centillium Communications, Inc. combines technical innovation and customer commitment to make broadband communications - in business and at home - a practical reality. The Company designs and markets communications chipsets for Digital Subscriber Line (DSL) central office and customer premises equipment and for carrier- and enterprise-class Voice over Packet (VoP) gateways and switches. The Centillium Communications headquarters are located at 47211 Lakeview Blvd., Fremont, CA 94538. Additional information is available at www.centillium.com.

Forward Looking Statements

Except for statements of historical fact, this release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to rate and breadth of deployment of broadband access in general and Centillium's DSL technology solutions in particular, especially in Japan; the effects of the introduction of additional DSL standards in Japan, including whether the version of DSL employed by the Company will remain dominant; Centillium's ability to continue and expand on its relationships with communications equipment manufacturers; and the successful development and market acceptance of Centillium's new products and technology. Centillium undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K/A and in other documents on file with the Securities and Exchange Commission.

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Centillium Communications and the Centillium Logo are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

Centillium Communications, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

                                                                                For the Twelve
                                              For the Three Months Ended         Months Ended
                                            -------------------------------  --------------------
                                            12/31/03    9/30/03   12/31/02   12/31/03   12/31/02
                                            ---------  ---------  ---------  ---------  ---------
Net revenues                               $  25,721  $  37,498  $  24,689    124,976  $ 104,972
Cost of revenues                              18,301     20,706     13,602     71,153     59,500
                                            ---------  ---------  ---------  ---------  ---------
Gross profit                                   7,420     16,792     11,087     53,823     45,472
  Gross profit margin                           28.8%      44.8%      44.9%      43.1%      43.3%

Operating expenses:
Research and development                      12,166     11,117     11,442     46,162     50,754
Sales and marketing                            3,287      2,874      2,738     12,142     14,686
General and administrative                     2,416      2,675      1,914      9,734      9,660
Amortization of
  acquisition related intangibles                 --         --         42         83        167
Impairment of goodwill                            --         --      5,835         --      5,835
                                            ---------  ---------  ---------  ---------  ---------
Total operating expenses                      17,869     16,666     21,971     68,121     81,102
                                            ---------  ---------  ---------  ---------  ---------
Operating income (loss)                      (10,449)       126    (10,884)   (14,298)   (35,630)

Interest and other, net                          222        280        339      1,072      1,794
Gain on non-current investment                    --         --         --         --        440
                                            ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes            (10,227)       406    (10,545)   (13,226)   (33,396)

Provision (benefit) for income taxes              43         24       (152)       133        (95)
                                            ---------  ---------  ---------  ---------  ---------
Net income (loss)                          $ (10,270) $     382  $ (10,393)   (13,359) $ (33,301)
                                            =========  =========  =========  =========  =========

Basic earnings (loss) per share            $   (0.27) $    0.01  $   (0.30)     (0.37) $   (0.96)
                                            =========  =========  =========  =========  =========

Diluted earnings (loss) per share          $   (0.27) $    0.01  $   (0.30)     (0.37) $   (0.96)
                                            =========  =========  =========  =========  =========

Common shares outstanding                     37,704     36,972     34,967     36,433     34,641
                                            =========  =========  =========  =========  =========

Common shares outstanding
  assuming dilution                           37,704     41,099     34,967     36,433     34,641
                                            =========  =========  =========  =========  =========
  The three months ended December 31, 2003, September 30, 2003, and December 31, 2002 includes expenses of $367,000, $381,000 and $1,106,000, respectively, for stock based compensation expense.
  The twelve months ended 12/31/03 includes $1,426,000 for stock based compensation expense.
  The twelve months ended 12/31/02 includes expenses of (i) $3,797,000 for stock based compensation, (ii) $2,700,000 for product obsolescence, and (iii) $650,000 for restructuring charges.

  Centillium Communications, Inc.
  Consolidated Summary Financial Data - Unaudited
  (In thousands)

                                                           December 31,  December 31,
                                                               2003          2002
                                                           ------------  ------------
Balance Sheet Data:
 Cash, cash equivalents and short-term investments        $     89,626  $    102,002
 Accounts receivable, net                                       12,476         2,864
 Inventories                                                    11,908         4,130
 Other assets                                                   11,614        13,443
                                                           ------------  ------------
 Total assets                                             $    125,624  $    122,439
                                                           ============  ============

 Accounts payable                                         $      7,434  $      8,485
 Accruals and other current liabilities                         22,010        19,338
 Other long-term liabilities                                       143           793
                                                           ------------  ------------
 Total liabilities                                              29,587        28,616

 Total stockholders' equity                                     96,037        93,823
                                                           ------------  ------------
 Total liabilities and stockholders' equity               $    125,624  $    122,439
                                                           ============  ============